Contents
Part I

Part II

Part III
Additional

information
Financial Statements

ING Group Annual Report 2020 on Form 20-F 1

Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Supervisory Board

ING Groep N.V.

We consent to the incorporation by reference in the registration statements

(Nos. 333-92220, 333-81564,

333-
108833, 333-125075, 333-137354,

333-149631, 333-158154, 333-158155,

333-165591, 333-168020, 333-
172919, 333-172920, 333-172921

and 333-215535) on Form S-8

and in the registration statement (No. 333-
248407) on Form F-3

of ING Groep N.V.

of our reports dated March 8, 2021 with respect to the consolidated statement of financial position of ING Groep N.V.

and subsidiaries as of December 31, 2020

and 2019, the
related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31,

2020, and the related notes and specific
disclosures described in Note 1 of the consolidated financial statements as being part of the consolidated
financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020

annual report on Form 20-F

of ING Groep N.V.
Our report on the consolidated financial statements refers to changes in accounting principles due to: the adoption of International Financial Reporting Standard 16, ‘Leases’ in 2019, the

early adoption of the
amendments to IAS 39 ‘Financial Instruments: Recognition and Measurement’

and IFRS 7 ‘Financial Instruments:
Disclosures’ in relation to the Interest Rate Benchmark Reform in 2019.
/s/ KPMG Accountants N.V.
Amstelveen, The Netherlands
March 12, 2021